Mayer Hoffman McCann P.C.
140 Fountain Parkway North, Suite 410 ■ St. Petersburg, FL 33716
Main: 727.572.1400 ■ Fax: 727.571.1933 ■ www.mhmcpa.com

Exhibit 16.1

February 21, 2023

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 included in Form 8-K dated February 16, 2023, of Dyadic International, Inc., and are in agreement with the statements contained in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with other statements made by the registrant contained in Item 4.01.

Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.
St. Petersburg, Florida